Senti Bio Announces Second Quarter 2024 Results and Reviews Recent Corporate and Pipeline Highlights

– Dose Finding Ongoing in Phase 1 Clinical Trial of SENTI-202 for the Treatment of Relapsed/Refractory Hematologic Malignancies Including AML –

– Commencement of $8 Million Grant Award from CIRM for the Clinical Development of SENTI-202 –

SOUTH SAN FRANCISCO, Calif., August 13, 2024 -- Senti Biosciences, Inc. (Nasdaq: SNTI) (“Senti Bio” or the “Company”), a biotechnology company developing next-generation cell and gene therapies using its proprietary Gene Circuit platform, today reported financial results for the second quarter of 2024 and provided a summary of recent corporate and pipeline highlights.

“We have demonstrated important progress year to date, dosing patients in our Phase 1 clinical trial of SENTI-202 in AML and continuing to execute on our development pipeline priorities,” said Timothy Lu, MD, PhD, Chief Executive Officer and Co-Founder of Senti Bio. “Additionally, we look forward to initiating our pilot trial of SENTI-301A in hepatocellular carcinoma (“HCC”) in China through our partnership with Celest later this year. These clinical milestones represent critical steps to bring our product candidates to patients and highlight the potential of our next-generation cell therapies in oncology.”

CORPORATE AND PIPELINE HIGHLIGHTS

CIRM Grant for Clinical Development of SENTI-202: In August, Senti Bio announced the commencement of an $8 million grant from the California Institute for Regenerative Medicines (“CIRM”). The grant will support the ongoing clinical development of SENTI-202, a potential first-in-class Logic Gated off-the-shelf chimeric antigen receptor natural killer (“CAR-NK”) investigational cell therapy, for the treatment of relapsed/refractory hematologic malignancies including acute myeloid leukemia (“AML”).

SENTI-202 for AML: The Company announced that patient dosing has commenced, and is ongoing, in the Phase 1 clinical trial of SENTI-202 (NCT06325748) for the treatment of relapsed/refractory hematologic malignancies including AML. The Phase 1 trial will focus on relapsed/refractory AML patients in the U.S. and Australia. Initial efficacy data is anticipated by year-end 2024 and initial durability data is expected to follow in 2025.

SENTI-301A for HCC: Senti Bio is developing SENTI-301A to treat solid tumors in China through a strategic collaboration agreement with Celest Therapeutics (Shanghai) Co. Ltd (“Celest”). Celest will enroll patients initially through a pilot trial in mainland China and now expects to dose the first patient in the fourth quarter of 2024.

Reverse Stock Split: In July 2024, Senti Bio effected a one-for-ten (1-for-10) reverse stock split of its common stock to bring the Company into compliance with Nasdaq’s minimum bid price requirement for continued listing.

SECOND QUARTER 2024 FINANCIAL RESULTS
•Cash and Cash Equivalents: As of June 30, 2024, Senti Bio held cash and cash equivalents of $15.9 million. The Company also holds $18.9 million in receivables anticipated from the GeneFab transaction upon satisfaction of certain conditions.
•R&D Expenses: Research and development expenses were $9.2 million for the quarter ended June 30, 2024, compared to $6.9 million for the same period in 2023. The increase was primarily related to manufacturing costs to support development of Senti Bio’s wholly-owned programs.
•G&A Expenses: General and administrative expenses were $4.2 million for the quarter ended June 30, 2024, compared to $9.2 million for the same period in 2023. The decrease was mainly attributed to a reduction in headcount.
•Net Loss: Net loss was $11.2 million, or $2.45 per basic and diluted share, for the quarter ended June 30, 2024.

UPCOMING EVENTS
Senti Bio plans to participate in the following investment conferences:
•H.C. Wainwright 26th Annual Global Investment Conference
September 9-11, 2024 – New York, NY
•Chardan’s 8th Annual Genetic Medicines Conference
September 30-October 1, 2024 – New York, NY

About Senti Bio Senti Bio is a biotechnology company developing a new generation of cell and gene therapies for patients living with incurable diseases. To achieve this, Senti Bio is leveraging a synthetic biology platform called Gene Circuits to create therapies with enhanced precision and control. These Gene Circuits are designed to precisely kill cancer cells, spare healthy cells, increase specificity to target cells and control the expression of drugs even after administration. The Company’s wholly-owned pipeline utilizes off-the-shelf CAR-NK cells, outfitted with Gene Circuits, to target challenging liquid and solid tumor indications. Senti Bio has also preclinically demonstrated the potential breadth of Gene Circuits in other modalities, diseases outside of oncology, and continues to advance these capabilities through partnerships with Spark Therapeutics and BlueRock Therapeutics.

Forward-Looking Statements This press release and document contain certain statements that are not historical facts and are considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally are identified by the words “believe,” “could,” “predict,” “continue,” “ongoing,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” “forecast,” “seek,” “target” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations of Senti Bio’s management and assumptions, whether or not identified in this document, and, as a result, are subject to risks and uncertainties. Forward-looking statements include, but are not limited to, expectations regarding Senti Bio’s growth, strategy, progress and timing of its clinical trials for SENTI-202, including the timing and the amount of grant from CIRM; the timing of availability of data from the ongoing Phase 1 clinical trial of SENTI-202; the ability of any product candidate to perform in humans in a manner consistent with nonclinical, preclinical or previous clinical study data; the growth, strategy, progress and timing of clinical trials for SENTI-301A through Celest in China;

the amount of anticipated receivables under its agreements with GeneFab; expectations regarding the anticipated dosing of patients and availability of data from clinical trials, and the timing thereof; the ability to initiate new clinical programs; as well as statements about the potential attributes and benefits of Senti Bio’s platform technology and the progress and continuation of its collaborations with Celest, Spark Therapeutics and BlueRock Therapeutics and other collaboration and strategic partners. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by any investor as, a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Senti Bio. Many factors could cause actual future results to differ materially from the forward-looking statements in this document, including but not limited to: (i) changes in domestic and foreign business, market, financial, political and legal conditions, (ii) changes in the competitive and highly regulated industries in which Senti Bio operates, variations in operating performance across competitors, changes in laws and regulations affecting Senti Bio’s business, (iii) the ability to implement business plans, forecasts and other expectations, (iv) the risk of downturns and a changing regulatory landscape in Senti Bio’s highly competitive industry, (v) risks relating to the uncertainty of any projected financial information with respect to Senti Bio, (vi) risks related to uncertainty in the timing or results of Senti Bio’s clinical trial start up, clinical studies, patient enrollment, and GMP manufacturing startup activities, (vii) Senti Bio’s dependence on third parties in connection with clinical trial startup, clinical studies, and GMP manufacturing activities, (viii) risks related to delays and other impacts from macroeconomic and geopolitical events, increasing rates of inflation and rising interest rates on business operations, (ix) risks related to the timing and utilization of the grant from CIRM, and (x) the success of any future research and development efforts by Senti Bio. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of Senti Bio’s Quarterly Report on Form 10-Q, filed with the U.S. Securities and Exchange Commission (“SEC”) on May 9, 2024, and other documents filed by Senti Bio from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements in this document. There may be additional risks that Senti Bio does not presently know, or that Senti Bio currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements in this document. Forward-looking statements speak only as of the date they are made. Senti Bio anticipates that subsequent events and developments may cause Senti Bio’s assessments to change. Except as required by law, Senti Bio assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Availability of Other Information About Senti Biosciences, Inc. For more information, please visit the Senti Bio website at https://www.sentibio.com or follow Senti Bio on X (formerly Twitter) (@SentiBio) and LinkedIn (Senti Biosciences). Investors and others should note that we communicate with our investors and the public using our company website (www.sentibio.com), including, but not limited to, company disclosures, investor presentations and FAQs, Securities and Exchange Commission filings, press releases, public conference call transcripts and webcast transcripts, as well as on X and LinkedIn. The information that we post on our website or on X or LinkedIn could be deemed to be material information. As a result, we encourage investors, the media and others interested to review the information that we post there on a regular basis. The contents of our website or social media shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Senti Biosciences, Inc.
Unaudited Selected Consolidated Balance Sheet Data

(in thousands)

	June 30,	December 31,
	2024	2023

Cash and cash equivalents	$15,860	$35,926
GeneFab receivable – related party	18,624	17,592
GeneFab prepaid expenses – related party	7,663	14,787
Restricted cash	3,546	3,522
Property and equipment, net	23,253	25,338
Operating lease right-of-use assets	15,301	16,274
Total assets	86,913	119,484
Total liabilities	42,765	52,571
Total stockholders’ equity	44,148	66,913

Senti Biosciences, Inc.
Unaudited Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023

Total revenue	$—	$937	$—	$2,223
Operating expenses:
Research and development (included related party cost of $3,637, $ -, $7,269 and $ -, respectively)	9,151	6,876	17,929	13,936
General and administrative	4,205	9,249	11,728	18,440
Total operating expenses	13,356	16,125	29,657	32,376
Loss from operations	(13,356)	(15,188)	(29,657)	(30,153)
Total other income, net	2,153	938	6,343	2,050
Net loss from continuing operations	(11,203)	(14,250)	(23,314)	(28,103)
Net loss from discontinued operations	—	(4,447)	—	(9,316)
Net loss	(11,203)	(18,697)	(23,314)	(37,419)
Other comprehensive loss	—	(3)	—	(1)
Comprehensive loss	$(11,203)	$(18,700)	$(23,314)	$(37,420)

Net loss per share from continuing operations, basic and diluted	$(2.45)	$(3.22)	$(5.10)	$(6.36)
Net loss per share, from discontinued operations basic and diluted	—	(1.00)	—	(2.11)
Net loss per share, basic and diluted	$(2.45)	$(4.22)	$(5.10)	$(8.47)
Weighted-average shares outstanding, basic and diluted	4,527,010	4,427,726	4,571,377	4,417,411

All periods presented have been retroactively adjusted to reflect the 1-for-10 reverse stock split effected on July 17, 2024.

Senti Bio Contacts
Investors: investors@sentibio.com
Media: media@sentibio.com